424(b)(3)
                                                                      333-142407

EQUI-VEST(SM) At Retirement(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED JULY 23, 2007


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.

--------------------------------------------------------------------------------


WHAT IS EQUI-VEST(SM) AT RETIREMENT(SM)?

EQUI-VEST(SM) At Retirement(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts or in all states. Please see Appendix IV later in this prospectus for more information on state availability and/or variations of certain features and benefits.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------------
o AXA Conservative Allocation(1)        o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation(1)   o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate     o EQ/Money Market
  Government Securities                 o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond     o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond     o Multimanager Core Bond
o EQ/Evergreen International Bond       o Multimanager High Yield
o EQ/Franklin Income
--------------------------------------------------------------------------------
 Domestic stocks
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)          o EQ/Marsico Focus
o AXA Moderate-Plus Allocation(1)       o EQ/Montag & Caldwell Growth
o EQ/AllianceBernstein Common Stock     o EQ/Mutual Shares
o EQ/AllianceBernstein Large Cap        o EQ/Oppenheimer Main Street
  Growth                                  Opportunity
o EQ/AllianceBernstein Small Cap        o EQ/Oppenheimer Main Street Small
  Growth                                  Cap
o EQ/AllianceBernstein Value            o EQ/Small Company Index
o EQ/Ariel Appreciation II(2)           o EQ/T. Rowe Price Growth Stock
o EQ/AXA Rosenberg Value Long/Short     o EQ/Templeton Growth
  Equity                                o EQ/UBS Growth and Income
o EQ/BlackRock Basic Value Equity       o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income      o EQ/Van Kampen Mid Cap Growth
o EQ/Calvert Socially Responsible       o EQ/Van Kampen Real Estate
o EQ/Capital Guardian Growth            o MarketPLUS International Core
o EQ/Capital Guardian Research          o MarketPLUS Large Cap Core
o EQ/Davis New York Venture             o MarketPLUS Large Cap Growth
o EQ/Equity 500 Index                   o MarketPLUS Mid Cap Value
o EQ/Evergreen Omega                    o Multimanager Aggressive Equity
o EQ/FI Mid Cap                         o Multimanager Health Care
o EQ/Franklin Small Cap Value           o Multimanager Large Cap Core Equity
o EQ/Franklin Templeton Founding        o Multimanager Large Cap Growth
  Strategy                              o Multimanager Large Cap Value
o EQ/GAMCO Mergers and Acquisitions     o Multimanager Mid Cap Growth
o EQ/GAMCO Small Company Value          o Multimanager Mid Cap Value
o EQ/JPMorgan Value Opportunities       o Multimanager Small Cap Growth
o EQ/Legg Mason Value Equity            o Multimanager Small Cap Value
o EQ/Lord Abbett Growth and Income      o Multimanager Technology
o EQ/Lord Abbett Large Cap Core
o EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------
 International stocks
--------------------------------------------------------------------------------
o EQ/AllianceBernstein International    o EQ/Van Kampen Emerging Markets
o EQ/BlackRock International Value        Equity
o EQ/International Growth               o Multimanager International Equity
o EQ/Oppenheimer Global
--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o AXA Moderate Allocation(1)
--------------------------------------------------------------------------------



(1)  The AXA Allocation portfolios
(2)  Not available for TSA contracts.

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account A . Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust and EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

TYPES OF CONTRACTS. For existing EQUI-VEST(SM) contract owners, we offer the EQUI-VEST(SM) At Retirement(SM) contract for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA").

In order to purchase an EQUI-VEST(SM) At Retirement(SM) contract, your initial contribution must be at least $50,000 and must come from the transfer of the cash value of an EQUI-VEST(SM) series variable annuity contract that you currently own under which withdrawal charges no longer apply. The eligible EQUI-VEST(SM) contract types are traditional IRA (including our product designated QP IRA), Roth IRA, NQ, TSA and EQUI-VEST(SM) Express(SM). The transfer of cash value will constitute a termination of that particular EQUI-VEST(SM) contract. You cannot purchase an EQUI-VEST(SM) At Retirement(SM) contract if a rollover or direct transfer contribution into your eligible EQUI-VEST(SM) contract has occurred within two EQUI-VEST(SM) contract years before your purchase of an EQUI-VEST(SM) At Retirement(SM) contract. Additionally, you must be age 55 or older (subject to maximum issue age limitations) and, for TSA contracts, no longer employed by the employer who provided the funds for the purchase of your EQUI-VEST(SM) contract.

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                         X01593/EQUI-VEST At Retirement(SM) (NY)

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The "contract date" is the effective date of a contract. This is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution is transferred from your EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) contract. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
--------------------------------------------------------------------------------

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated July 23, 2007, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling 1(800)628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

Contents of this prospectus
--------------------------------------------------------------------------------

EQUI-VEST(SM) AT RETIREMENT(SM)
--------------------------------------------------------------------------------

Index of key words and phrases                                               5
Who is AXA Equitable?                                                        6
How to reach us                                                              7

EQUI-VEST(SM) At Retirement(SM) at a glance -- key features                  9


--------------------------------------------------------------------------------
FEE TABLE                                                                   11
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Example                                                                     14
Condensed financial information                                             16


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
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How you can purchase and contribute to your contract                        17
Owner and annuitant requirements                                            18
How you can make your contributions                                         18
What are your investment options under the contract?                        18
Portfolios of the Trusts                                                    19
Allocating your contributions                                               25
Guaranteed minimum death benefit and
     Guaranteed minimum income benefit base                                 25
Annuity purchase factors                                                    26
Guaranteed minimum income benefit option ("GMIB")                           26
Guaranteed minimum death benefit                                            28
Your right to cancel within a certain number of days                        29

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        30
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Your account value and cash value                                           30
Your contract's value in the variable investment options                    30
Your contract's value in the guaranteed interest option                     30
Your contract's value in the fixed maturity options                         30
Insufficient account value                                                  30

----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                  Contents of this prospectus  3

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       31
--------------------------------------------------------------------------------
Transferring your account value                                             31
Disruptive transfer activity                                                31
Dollar cost averaging                                                       32
Rebalancing your account value                                              33

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     34
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Withdrawing your account value                                              34
How withdrawals are taken from your account value                           35
How withdrawals affect your Guaranteed minimum
   income benefit and Guaranteed minimum death benefit                      35
Withdrawals treated as surrenders                                           35
Loans under TSA contracts                                                   35
Surrendering your contract to receive its cash value                        36
When to expect payments                                                     36
Your annuity payout options                                                 36

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     39
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          39
Charges that the Trusts deduct                                              40
Group or sponsored arrangements                                             40
Other distribution arrangements                                             40

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 41
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     41
Beneficiary continuation option                                             42

Spousal protection                                                          42


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          45
--------------------------------------------------------------------------------
Overview                                                                    45
Buying a contract to fund a retirement arrangement                          45
Transfers among investment options                                          45
Taxation of nonqualified annuities                                          45
Individual retirement arrangements (IRAs)                                   47
Tax-sheltered annuity contracts (TSAs)                                      51
Federal and state income tax withholding and
     information reporting                                                  54
Impact of taxes to AXA Equitable                                            54

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8. MORE INFORMATION                                                         55
--------------------------------------------------------------------------------
About Separate Account A                                                    55
About the Trusts                                                            55
About our fixed maturity options                                            55
About the general account                                                   56
Dates and prices at which contract events occur                             56
About your voting rights                                                    57
About legal proceedings                                                     58
Financial statements                                                        58
Transfers of ownership, collateral assignments, loans
   and borrowing                                                            58
Distribution of the contracts                                               58

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9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          60
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
  I -- Market value adjustment example                                     A-1

 II -- Enhanced death benefit example                                      B-1
III -- Hypothetical illustrations                                          C-1
 IV -- State contract availability and/or variations of certain
          features and benefits                                            D-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this prospectus

Index of key words and phrases

--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.

                                                                        Page in
Term                                                                 Prospectus

6% Roll-Up to age 85                                                         25
account value                                                                30
administrative charge                                                        39
annual administrative charge                                                 39
Annual Ratchet to age 85 enhanced death benefit                              26
annuitant                                                                    17
annuitization                                                                36
annuity maturity date                                                        24
annuity payout options                                                       36
annuity purchase factors                                                     26
beneficiary                                                                  41
Beneficiary continuation option ("BCO")                                      42
benefit base                                                                 25
business day                                                                 57
cash value                                                                   30
charges for state premium and other applicable taxes                         40
contract date                                                             cover
contract date anniversary                                                 cover
contract year                                                             cover
contributions to Roth IRAs                                                   50

  regular contributions                                                      50

  conversion contributions                                                   50
contributions to traditional IRAs                                            47
  regular contributions                                                      47
  rollovers and transfers                                                    47
disruptive transfer activity                                                 31
distribution charge                                                          39
EQAccess                                                                      7
ERISA                                                                        35
Fixed-dollar option                                                          33
fixed maturity options                                                       24
free look                                                                    29
general account                                                              56
general dollar cost averaging                                                32
guaranteed interest option                                                   24
Guaranteed minimum death benefit                                             28
Guaranteed minimum death benefit/guaranteed minimum
  income benefit roll-up benefit base reset option                           26

                                                                        Page in
Term                                                                 Prospectus

Guaranteed minimum income benefit                                            26
Guaranteed minimum income benefit charge                                     39
Guaranteed minimum income benefit "no lapse guarantee"                       27
IRA                                                                       cover
IRS                                                                          45
investment options                                                        cover
Investment Simplifier                                                        32
Lifetime minimum distribution withdrawals                                    34
loans under TSA                                                              35
lump sum withdrawals                                                         38
market adjusted amount                                                       24

market timing                                                                31

market value adjustment                                                      24

maturity dates                                                               24

maturity value                                                               24
Mortality and expense risks charge                                           39
NQ                                                                        cover
partial withdrawals                                                          34
portfolio                                                                 cover
processing office                                                             7
rate to maturity                                                             24
Rebalancing                                                                  33
Roth IRA                                                                  cover
SAI                                                                       cover
SEC                                                                       cover
self-directed allocation                                                     25
Separate Account A                                                           55
Spousal continuation                                                         42
Standard death benefit                                                       25
Systematic withdrawals                                                       34
TOPS                                                                          7
Trusts                                                                       55
traditional IRA                                                           cover
TSA                                                                       cover
unit                                                                         30
variable investment options                                                  18

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.

--------------------------------------------------------------------------------
Prospectus         Contract or Supplemental Materials
--------------------------------------------------------------------------------
account value      Annuity Account Value
unit               Accumulation Unit
--------------------------------------------------------------------------------

                                                Index of key words and phrases 5

Who is AXA Equitable?

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We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The
Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $795 billion in assets as of December 31, 2006. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

6 Who is AXA Equitable?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR ALL COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------

AXA Equitable
EQUI-VEST(SM) Processing Office
P.O. Box 4956
Syracuse, NY 13221-4956


--------------------------------------------------------------------------------
 FOR ALL COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

AXA Equitable
EQUI-VEST(SM) Processing Office
100 Madison Street
Suite 1000

Syracuse, NY 13202

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o quarterly statements of your contract values at the close of each calendar quarter, and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the benefit base reset option.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and


o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only).

Under TOPS only you can:

o elect investment simplifier.

Under EQAccess only you can:

o elect to receive certain contract statements electronically;

o change your address; and

o access Frequently Asked Questions and Service Forms.

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. until 7:00 p.m., and on Friday until 5:00 p.m., Eastern time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you via the TDD.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) election of dollar cost averaging programs;

(2) election of the rebalancing program;

                                                         Who is AXA Equitable? 7

(3)  requests for loans under TSA contracts;

(4)  election of required minimum distribution automatic withdrawal option;

(5)  election of the beneficiary continuation option;

(6)  IRA contribution recharacterizations;

(7)  direct transfers;

(8)  exercise of the Guaranteed minimum income benefit;

(9) requests to reset your Roll-Up benefit base (for contracts that have both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(10) tax withholding election;

(11) death claims; and

(12) change in ownership (NQ only.)

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options; and

(4)  contract surrender and withdrawal requests.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  general dollar cost averaging (including the investment simplifier);

(2)  rebalancing;

(3)  systematic withdrawals; and

(4)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

8  Who is AXA Equitable?

EQUI-VEST(SM) At Retirement(SM) at a glance -- key features



-----------------------------------------------------------------------------------------------------------------------------------
Professional investment      EQUI-VEST(SM) At Retirement(SM)'s variable investment options invest in different portfolios managed
management                   by professional investment advisers.
-----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             ------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of the amount in a fixed maturity option, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
-----------------------------------------------------------------------------------------------------------------------------------
Tax considerations           o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                             o No tax on transfers among investment options inside the contract.

                             ------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or tax sheltered annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement.
                             Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit ("GMIB") provides income protection for you during your life
income benefit               once you elect to annuitize the contract.
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Contribution amounts         o Your initial contribution must be from the transfer of the cash value of an EQUI-VEST(SM)
                               traditional IRA (including QP IRA), Roth IRA, NQ, TSA or EQUI-VEST(SM) Express(SM) contract that you currently own under which withdrawal charges no longer apply.

                               Initial minimum:              $50,000

                             ------------------------------------------------------------------------------------------------------
                             o There is no minimum dollar amount on subsequent contributions but subsequent contributions must also be a transfer of the total cash value of an EQUI-VEST(SM) traditional IRA (including QP IRA), Roth
                               IRA, NQ, TSA or EQUI-VEST(SM) Express(SM) contract that you own, under which withdrawal charges no longer apply.
-----------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Partial withdrawals

                             o Several withdrawal options on a periodic basis

                             o Loans under TSA contracts

                             o Contract surrender

                             You may incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
-----------------------------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options

                             o Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                             o Income Manager(SM) payout options (described in a separate prospectus for that option)
-----------------------------------------------------------------------------------------------------------------------------------


                   EQUI-VEST(SM) At Retirement(SM) at a glance -- key features 9

-----------------------------------------------------------------------------------------------------------------------------------
Additional features          o Guaranteed minimum death benefit options

                             o Dollar cost averaging

                             o Account value rebalancing (quarterly, semiannually and annually)

                             o Free transfers

                             o Spousal continuation

                             o Beneficiary continuation option

                             o Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset.
-----------------------------------------------------------------------------------------------------------------------------------
Fees and charges             Please see "Fee table" later in this section for complete details.

-----------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages         o 55-75
-----------------------------------------------------------------------------------------------------------------------------------

The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix IV later in this prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this prospectus for additional information.

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. While you may not be able to make a direct exchange of your EQUI-VEST(SM) contract value into these other contracts, they may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.


You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.

10 EQUI-VEST(SM) At Retirement(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
-----------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                     $ 350
-----------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underly ing trust portfolio fees and expenses.
-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
Mortality and expense risks                                                0.75%
Administrative                                                             0.30%
Distribution                                                               0.20%
                                                                           -----
Total Separate account annual expenses                                     1.25%
-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
-----------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge                                       $0

There is no annual administrative charge applicable to your EQUI-VEST(SM) At Retirement(SM) contract.
-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year for the optional benefit that you elect
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(1) on each contract date anniversary for which the benefit is in effect):

   o Standard death benefit (available only with the Guaranteed
     minimum income benefit)                                                0.00%

   o Annual Ratchet to age 85                                               0.25% of the Annual Ratchet to age 85 benefit base
   o Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85            0.60% of the greater of 6% Roll-Up to age 85 benefit
                                                                            base or the Annual Ratchet to age 85 benefit base, as
                                                                            applicable
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(1) on each
contract date anniversary for which the benefit is in effect.)              0.65%
-----------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge -- TSA contracts only
(calculated and deducted daily as a percentage of the outstanding loan
amount)                                                                     2.00%(2)
-----------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

                                                                    Fee table 11

--------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2006      Lowest     Highest
(expenses that are deducted from Portfolio assets       ------     -------
including management fees, 12b-1 fees, service           0.63%      3.15%
fees, and/or other expenses)(3)



This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Total
                                                                                   Acquired     Annual         Fee
                                                                                  Fund Fees    Expenses     Waivers     Net Annual
                                                                                     and        (Before     and/or       Expenses
                                                 Manage-                          Expenses      Expense     Expense       (After
                                                  ment     12b-1     Other       (Underlying    Limita-   Reimburse-     Expense
Portfolio Name                                   Fees(4)  Fees(5)  expenses(6)  Portfolios)(7)   tions)     ments(8)   Limitations)
-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
-----------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                         0.10%     0.25%     0.18%         0.91%        1.44%      (0.18)%       1.26%
AXA Conservative Allocation                       0.10%     0.25%     0.22%         0.67%        1.24%      (0.22)%       1.02%
AXA Conservative-Plus Allocation                  0.10%     0.25%     0.18%         0.72%        1.25%      (0.18)%       1.07%
AXA Moderate Allocation                           0.10%     0.25%     0.17%         0.78%        1.30%      (0.17)%       1.13%
AXA Moderate-Plus Allocation                      0.10%     0.25%     0.17%         0.85%        1.37%      (0.17)%       1.20%
Multimanager Aggressive Equity                    0.61%     0.25%     0.19%           --         1.05%         --         1.05%
Multimanager Core Bond                            0.59%     0.25%     0.18%           --         1.02%      (0.07)%       0.95%
Multimanager Health Care                          1.20%     0.25%     0.23%           --         1.68%       0.00%        1.68%
Multimanager High Yield                           0.58%     0.25%     0.18%           --         1.01%         --         1.01%
Multimanager International Equity                 1.02%     0.25%     0.26%           --         1.53%       0.00%        1.53%
Multimanager Large Cap Core Equity                0.90%     0.25%     0.20%           --         1.35%       0.00%        1.35%
Multimanager Large Cap Growth                     0.90%     0.25%     0.22%           --         1.37%      (0.02)%       1.35%
Multimanager Large Cap Value                      0.88%     0.25%     0.22%           --         1.35%       0.00%        1.35%
Multimanager Mid Cap Growth                       1.10%     0.25%     0.20%         0.01%        1.56%       0.00%        1.56%
Multimanager Mid Cap Value                        1.10%     0.25%     0.21%         0.03%        1.59%       0.00%        1.59%
Multimanager Small Cap Growth                     1.05%     0.25%     0.23%           --         1.53%       0.00%        1.53%
Multimanager Small Cap Value                      1.03%     0.25%     0.18%           --         1.46%       0.00%        1.46%
Multimanager Technology                           1.20%     0.25%     0.23%           --         1.68%       0.00%        1.68%
-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                 0.47%     0.25%     0.13%           --         0.85%         --         0.85%
EQ/AllianceBernstein Intermediate Government
  Securities                                      0.50%     0.25%     0.14%           --         0.89%         --         0.89%
EQ/AllianceBernstein International                0.71%     0.25%     0.20%           --         1.16%      (0.06)%       1.10%
EQ/AllianceBernstein Large Cap Growth             0.90%     0.25%     0.11%           --         1.26%      (0.21)%       1.05%
EQ/AllianceBernstein Quality Bond                 0.50%     0.25%     0.14%           --         0.89%         --         0.89%
EQ/AllianceBernstein Small Cap Growth             0.74%     0.25%     0.13%           --         1.12%         --         1.12%
EQ/AllianceBernstein Value                        0.60%     0.25%     0.13%           --         0.98%      (0.03)%       0.95%
EQ/Ariel Appreciation II*                         0.75%     0.25%     0.51%           --         1.51%      (0.36)%       1.15%
EQ/AXA Rosenberg Value Long/Short Equity          1.40%     0.25%     1.44%           --         3.09%      (1.10)%       1.99%
EQ/BlackRock Basic Value Equity                   0.55%     0.25%     0.14%           --         0.94%       0.00%        0.94%
EQ/BlackRock International Value                  0.82%     0.25%     0.21%           --         1.28%      (0.03)%       1.25%
EQ/Boston Advisors Equity Income                  0.75%     0.25%     0.15%           --         1.15%      (0.10)%       1.05%
EQ/Calvert Socially Responsible                   0.65%     0.25%     0.25%           --         1.15%      (0.10)%       1.05%
EQ/Capital Guardian Growth                        0.65%     0.25%     0.16%           --         1.06%      (0.11)%       0.95%
EQ/Capital Guardian Research                      0.65%     0.25%     0.13%           --         1.03%      (0.08)%       0.95%
EQ/Caywood-Scholl High Yield Bond                 0.60%     0.25%     0.18%           --         1.03%      (0.03)%       1.00%
EQ/Davis New York Venture                         0.85%     0.25%     0.74%           --         1.84%      (0.54)%       1.30%
EQ/Equity 500 Index                               0.25%     0.25%     0.13%           --         0.63%         --         0.63%
EQ/Evergreen International Bond                   0.70%     0.25%     0.23%           --         1.18%      (0.03)%       1.15%
EQ/Evergreen Omega                                0.65%     0.25%     0.21%           --         1.11%       0.00%        1.11%
EQ/FI Mid Cap                                     0.68%     0.25%     0.15%           --         1.08%      (0.08)%       1.00%
EQ/Franklin Income                                0.90%     0.25%     0.38%           --         1.53%      (0.23)%       1.30%
EQ/Franklin Small Cap Value                       0.90%     0.25%     2.00%           --         3.15%      (1.85)%       1.30%
EQ/Franklin Templeton Founding Strategy(9)        0.05%     0.25%     0.21%         1.07%        1.58%      (0.11)%       1.47%
EQ/GAMCO Mergers and Acquisitions                 0.90%     0.25%     0.33%           --         1.48%      (0.03)%       1.45%
EQ/GAMCO Small Company Value                      0.78%     0.25%     0.14%           --         1.17%       0.00%        1.17%
EQ/International Growth                           0.85%     0.25%     0.35%           --         1.45%       0.00%        1.45%
EQ/JPMorgan Core Bond                             0.44%     0.25%     0.15%           --         0.84%       0.00%        0.84%
EQ/JPMorgan Value Opportunities                   0.60%     0.25%     0.16%           --         1.01%      (0.06)%       0.95%
EQ/Legg Mason Value Equity                        0.65%     0.25%     0.22%           --         1.12%      (0.12)%       1.00%
EQ/Long Term Bond                                 0.43%     0.25%     0.15%           --         0.83%       0.00%        0.83%
-----------------------------------------------------------------------------------------------------------------------------------


12 Fee table

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Total
                                                                                 Acquired      Annual        Fee
                                                                                Fund Fees     Expenses     Waivers     Net Annual
                                                                                   and         (Before     and/or       Expenses
                                           Manage-                              Expenses       Expense     Expense       (After
                                            ment      12b-1      Other        (Underlying      Limita-    Reimburse-     Expense
Portfolio Name                             Fees(4)   Fees(5)   expenses(6)   Portfolios)(7)     tions)     ments(8)    Limitations)
-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income            0.65%     0.25%       0.26%            --           1.16%      (0.16)%        1.00%
EQ/Lord Abbett Large Cap Core               0.65%     0.25%       0.41%            --           1.31%      (0.31)%        1.00%
EQ/Lord Abbett Mid Cap Value                0.70%     0.25%       0.18%            --           1.13%      (0.08)%        1.05%
EQ/Marsico Focus                            0.85%     0.25%       0.13%            --           1.23%      (0.08)%        1.15%
EQ/Money Market                             0.33%     0.25%       0.14%            --           0.72%         --          0.72%
EQ/Montag & Caldwell Growth                 0.75%     0.25%       0.16%            --           1.16%      (0.01)%        1.15%
EQ/Mutual Shares                            0.90%     0.25%       0.50%            --           1.65%      (0.35)%        1.30%
EQ/Oppenheimer Global                       0.95%     0.25%       1.30%          0.01%          2.51%      (1.15)%        1.36%
EQ/Oppenheimer Main Street Opportunity      0.85%     0.25%       1.58%            --           2.68%      (1.38)%        1.30%
EQ/Oppenheimer Main Street Small Cap        0.90%     0.25%       1.48%            --           2.63%      (1.33)%        1.30%
EQ/PIMCO Real Return                        0.55%     0.25%       0.18%            --           0.98%      (0.08)%        0.90%
EQ/Short Duration Bond                      0.43%     0.25%       0.14%            --           0.82%       0.00%         0.82%
EQ/Small Company Index                      0.25%     0.25%       0.16%          0.01%          0.67%       0.00%         0.67%
EQ/T. Rowe Price Growth Stock               0.78%     0.25%       0.14%            --           1.17%      (0.02)%        1.15%
EQ/Templeton Growth                         0.95%     0.25%       0.64%            --           1.84%      (0.49)%        1.35%
EQ/UBS Growth and Income                    0.75%     0.25%       0.17%            --           1.17%      (0.12)%        1.05%
EQ/Van Kampen Comstock                      0.65%     0.25%       0.19%            --           1.09%      (0.09)%        1.00%
EQ/Van Kampen Emerging Markets Equity       1.12%     0.25%       0.40%            --           1.77%       0.00%         1.77%
EQ/Van Kampen Mid Cap Growth                0.70%     0.25%       0.23%            --           1.18%      (0.13)%        1.05%
EQ/Van Kampen Real Estate**                 0.90%     0.25%       0.13%            --           1.28%      (0.02)%        1.26%
MarketPLUS International Core               0.60%     0.25%       0.24%          0.05%          1.14%       0.00%         1.14%
MarketPLUS Large Cap Core                   0.50%     0.25%       0.23%          0.02%          1.00%      (0.03)%        0.97%
MarketPLUS Large Cap Growth                 0.50%     0.25%       0.19%          0.02%          0.96%       0.00%         0.96%
MarketPLUS Mid Cap Value                    0.55%     0.25%       0.18%          0.03%          1.01%       0.00%         1.01%
-----------------------------------------------------------------------------------------------------------------------------------



* The EQ/Ariel Appreciation II variable investment option is not available for TSA contracts.

** This is a newly created portfolio of the EQ Advisors Trust. Therefore, the fees and expenses presented in the table above are estimates for the current fiscal period.

Notes:

(1) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that contract year.

(2) We charge interest on loans under TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under TSA contracts" later in this prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2006 and for the underlying portfolios.

(4) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(6) Other expenses shown are those incurred in 2006 or are estimated for the current fiscal period. The amounts shown as "Other Expenses" will fluctuate from year to year depend ing on actual expenses. See footnote (8) for any expense limitation agreement information.

(7) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. A "--" indicates that the listed portfolio does not invest in underlying portfolios.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008. Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:

                                                                    Fee table 13

---------------------------------------------------------
Portfolio Name:
---------------------------------------------------------
Multimanager Aggressive Equity                      1.03%
---------------------------------------------------------
Multimanager Health Care                            1.63%
---------------------------------------------------------
Multimanager International Equity                   1.52%
---------------------------------------------------------
Multimanager Large Cap Core Equity                  1.33%
---------------------------------------------------------
Multimanager Large Cap Growth                       1.33%
---------------------------------------------------------
Multimanager Large Cap Value                        1.31%
---------------------------------------------------------
Multimanager Mid Cap Growth                         1.52%
---------------------------------------------------------
Multimanager Mid Cap Value                          1.58%
---------------------------------------------------------
Multimanager Technology                             1.64%
---------------------------------------------------------
EQ/AllianceBernstein Common Stock                   0.83%
---------------------------------------------------------
EQ/AllianceBernstein Large Cap Growth               1.03%
---------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth               1.11%
---------------------------------------------------------
EQ/AllianceBernstein Value                          0.94%
---------------------------------------------------------
EQ/Ariel Appreciation II                            1.01%
---------------------------------------------------------
EQ/BlackRock Basic Value Equity                     0.93%
---------------------------------------------------------
EQ/Capital Guardian Growth                          0.94%
---------------------------------------------------------
EQ/Capital Guardian Research                        0.94%
---------------------------------------------------------
EQ/Davis New York Venture                           1.27%
---------------------------------------------------------
EQ/Evergreen Omega                                  1.05%
---------------------------------------------------------
EQ/FI Mid Cap                                       0.97%
---------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions                   1.37%
---------------------------------------------------------
EQ/GAMCO Small Company Value                        1.16%
---------------------------------------------------------
EQ/Legg Mason Value Equity                          0.97%
---------------------------------------------------------
EQ/Lord Abbett Growth and Income                    0.99%
---------------------------------------------------------
EQ/Lord Abbett Large Cap Core                       0.99%
---------------------------------------------------------
EQ/Marsico Focus                                    1.14%
---------------------------------------------------------
EQ/Montag & Caldwell Growth                         1.13%
---------------------------------------------------------
EQ/Mutual Shares                                    1.30%
---------------------------------------------------------
EQ/UBS Growth and Income                            1.03%
---------------------------------------------------------
EQ/Van Kampen Comstock                              0.99%
---------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity               1.75%
---------------------------------------------------------
EQ/Van Kampen Mid Cap Growth                        1.01%
---------------------------------------------------------



(9) In addition to the fee waiver and/or expense reimbursement discussed in the footnote immediately above, AXA Equitable, voluntarily will waive all its management and adminis tration fees and reimburse all other expenses associated with the EQ/Franklin Templeton Founding Strategy portfolio ("portfolio") (exclusive of taxes, interest, brokerage commissions, capitalized expenses, expenses of the investment companies in which the portfolio invests, Rule 12b-1 fees and extraordinary expenses). Accordingly, the Total Annual Operating Expenses (including Acquired Fund Fees and Expenses), taking into account the voluntary waiver by AXA Equitable, will be 1.32%. The voluntary waiver by AXA Equitable will remain in effect until April 30, 2008.


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 along with the Guaranteed minimum income benefit) would pay in the situations illustrated.

The fixed maturity options and guaranteed interest option are not covered by the example. However, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. The example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


14 Fee table

-----------------------------------------------------------------------------------------------
                                             If you annuitize at the end of the applicable time
                                                                 period
-----------------------------------------------------------------------------------------------
                                              1 year     3 years       5 years       10 years
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------
AXA Aggressive Allocation                       N/A     $1,626.00     $2,531.00     $5,004.00
AXA Conservative Allocation                     N/A     $1,564.00     $2,430.00     $4,815.00
AXA Conservative-Plus Allocation                N/A     $1,567.00     $2,435.00     $4,825.00
AXA Moderate Allocation                         N/A     $1,583.00     $2,461.00     $4,872.00
AXA Moderate-Plus Allocation                    N/A     $1,605.00     $2,496.00     $4,939.00
Multimanager Aggressive Equity                  N/A     $1,505.00     $2,334.00     $4,631.00
Multimanager Core Bond                          N/A     $1,496.00     $2,318.00     $4,602.00
Multimanager Health Care                        N/A     $1,700.00     $2,651.00     $5,226.00
Multimanager High Yield                         N/A     $1,493.00     $2,313.00     $4,592.00
Multimanager International Equity               N/A     $1,654.00     $2,577.00     $5,088.00
Multimanager Large Cap Core Equity              N/A     $1,598.00     $2,486.00     $4,920.00
Multimanager Large Cap Growth                   N/A     $1,605.00     $2,496.00     $4,939.00
Multimanager Large Cap Value                    N/A     $1,598.00     $2,486.00     $4,920.00
Multimanager Mid Cap Growth                     N/A     $1,663.00     $2,592.00     $5,116.00
Multimanager Mid Cap Value                      N/A     $1,672.00     $2,607.00     $5,144.00
Multimanager Small Cap Growth                   N/A     $1,654.00     $2,577.00     $5,088.00
Multimanager Small Cap Value                    N/A     $1,632.00     $2,541.00     $5,023.00
Multimanager Technology                         N/A     $1,700.00     $2,651.00     $5,226.00
-----------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock               N/A     $1,443.00     $2,231.00     $4,434.00
EQ/AllianceBernstein Intermediate Government
 Securities                                     N/A     $1,455.00     $2,252.00     $4,474.00
EQ/AllianceBernstein International              N/A     $1,540.00     $2,390.00     $4,738.00
EQ/AllianceBernstein Large Cap Growth           N/A     $1,571.00     $2,441.00     $4,834.00
EQ/AllianceBernstein Quality Bond               N/A     $1,455.00     $2,252.00     $4,474.00
EQ/AllianceBernstein Small Cap Growth           N/A     $1,527.00     $2,369.00     $4,700.00
EQ/AllianceBernstein Value                      N/A     $1,484.00     $2,298.00     $4,563.00
EQ/Ariel Appreciation II*                       N/A     $1,648.00     $2,567.00     $5,070.00
EQ/AXA Rosenberg Value Long/Short Equity        N/A     $2,126.00     $3,331.00     $6,422.00
EQ/BlackRock Basic Value Equity                 N/A     $1,471.00     $2,277.00     $4,523.00
EQ/BlackRock International Value                N/A     $1,577.00     $2,451.00     $4,853.00
EQ/Boston Advisors Equity Income                N/A     $1,536.00     $2,385.00     $4,729.00
EQ/Calvert Socially Responsible                 N/A     $1,536.00     $2,385.00     $4,729.00
EQ/Capital Guardian Growth                      N/A     $1,508.00     $2,339.00     $4,641.00
EQ/Capital Guardian Research                    N/A     $1,499.00     $2,323.00     $4,612.00
EQ/Caywood-Scholl High Yield Bond               N/A     $1,499.00     $2,323.00     $4,612.00
EQ/Davis New York Venture                       N/A     $1,749.00     $2,731.00     $5,371.00
EQ/Equity 500 Index                             N/A     $1,374.00     $2,117.00     $4,212.00
EQ/Evergreen International Bond                 N/A     $1,546.00     $2,400.00     $4,758.00
EQ/Evergreen Omega                              N/A     $1,524.00     $2,364.00     $4,690.00
EQ/FI Mid Cap                                   N/A     $1,515.00     $2,349.00     $4,661.00
EQ/Franklin Income                              N/A     $1,654.00     $2,577.00     $5,088.00
EQ/Franklin Small Cap Value                     N/A     $2,144.00     $3,359.00     $6,469.00
EQ/Franklin Templeton Founding Strategy         N/A     $1,669.00     $2,602.00     $5,135.00
EQ/GAMCO Mergers and Acquisitions               N/A     $1,639.00     $2,551.00     $5,042.00
EQ/GAMCO Small Company Value                    N/A     $1,543.00     $2,395.00     $4,748.00
EQ/International Growth                         N/A     $1,629.00     $2,536.00     $5,014.00
EQ/JPMorgan Core Bond                           N/A     $1,440.00     $2,226.00     $4,424.00
EQ/JPMorgan Value Opportunities                 N/A     $1,493.00     $2,313.00     $4,592.00
EQ/Legg Mason Value Equity                      N/A     $1,527.00     $2,369.00     $4,700.00
EQ/Long Term Bond                               N/A     $1,437.00     $2,221.00     $4,414.00
EQ/Lord Abbett Growth and Income                N/A     $1,540.00     $2,390.00     $4,738.00
EQ/Lord Abbett Large Cap Core                   N/A     $1,586.00     $2,466.00     $4,882.00
EQ/Lord Abbett Mid Cap Value                    N/A     $1,530.00     $2,374.00     $4,709.00
EQ/Marsico Focus                                N/A     $1,561.00     $2,425.00     $4,806.00
EQ/Money Market                                 N/A     $1,402.00     $2,164.00     $4,304.00
EQ/Montag & Caldwell Growth                     N/A     $1,540.00     $2,390.00     $4,738.00
EQ/Mutual Shares                                N/A     $1,691.00     $2,636.00     $5,199.00
EQ/Oppenheimer Global                           N/A     $1,953.00     $3,057.00     $5,952.00
-----------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                              If you surrender or do not surrender your contract at
                                                      the end of the applicable time period
---------------------------------------------------------------------------------------------------
                                               1 year      3 years       5 years       10 years
---------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                     $415.00     $1,276.00     $2,181.00     $4,654.00
AXA Conservative Allocation                   $394.00     $1,214.00     $2,080.00     $4,465.00
AXA Conservative-Plus Allocation              $395.00     $1,217.00     $2,085.00     $4,475.00
AXA Moderate Allocation                       $400.00     $1,233.00     $2,111.00     $4,522.00
AXA Moderate-Plus Allocation                  $408.00     $1,255.00     $2,146.00     $4,589.00
Multimanager Aggressive Equity                $374.00     $1,155.00     $1,984.00     $4,281.00
Multimanager Core Bond                        $371.00     $1,146.00     $1,968.00     $4,252.00
Multimanager Health Care                      $440.00     $1,350.00     $2,301.00     $4,876.00
Multimanager High Yield                       $370.00     $1,143.00     $1,963.00     $4,242.00
Multimanager International Equity             $424.00     $1,304.00     $2,227.00     $4,738.00
Multimanager Large Cap Core Equity            $405.00     $1,248.00     $2,136.00     $4,570.00
Multimanager Large Cap Growth                 $408.00     $1,255.00     $2,146.00     $4,589.00
Multimanager Large Cap Value                  $405.00     $1,248.00     $2,136.00     $4,570.00
Multimanager Mid Cap Growth                   $428.00     $1,313.00     $2,242.00     $4,766.00
Multimanager Mid Cap Value                    $431.00     $1,322.00     $2,257.00     $4,794.00
Multimanager Small Cap Growth                 $424.00     $1,304.00     $2,227.00     $4,738.00
Multimanager Small Cap Value                  $417.00     $1,282.00     $2,191.00     $4,673.00
Multimanager Technology                       $440.00     $1,350.00     $2,301.00     $4,876.00
---------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock             $353.00     $1,093.00     $1,881.00     $4,084.00
EQ/AllianceBernstein Intermediate Government
 Securities                                   $357.00     $1,105.00     $1,902.00     $4,124.00
EQ/AllianceBernstein International            $386.00     $1,190.00     $2,040.00     $4,388.00
EQ/AllianceBernstein Large Cap Growth         $396.00     $1,221.00     $2,091.00     $4,484.00
EQ/AllianceBernstein Quality Bond             $357.00     $1,105.00     $1,902.00     $4,124.00
EQ/AllianceBernstein Small Cap Growth         $381.00     $1,177.00     $2,019.00     $4,350.00
EQ/AllianceBernstein Value                    $367.00     $1,134.00     $1,948.00     $4,213.00
EQ/Ariel Appreciation II*                     $422.00     $1,298.00     $2,217.00     $4,720.00
EQ/AXA Rosenberg Value Long/Short Equity      $588.00     $1,776.00     $2,981.00     $6,072.00
EQ/BlackRock Basic Value Equity               $362.00     $1,121.00     $1,927.00     $4,173.00
EQ/BlackRock International Value              $398.00     $1,227.00     $2,101.00     $4,503.00
EQ/Boston Advisors Equity Income              $384.00     $1,186.00     $2,035.00     $4,379.00
EQ/Calvert Socially Responsible               $384.00     $1,186.00     $2,035.00     $4,379.00
EQ/Capital Guardian Growth                    $375.00     $1,158.00     $1,989.00     $4,291.00
EQ/Capital Guardian Research                  $372.00     $1,149.00     $1,973.00     $4,262.00
EQ/Caywood-Scholl High Yield Bond             $372.00     $1,149.00     $1,973.00     $4,262.00
EQ/Davis New York Venture                     $457.00     $1,399.00     $2,381.00     $5,021.00
EQ/Equity 500 Index                           $330.00     $1,024.00     $1,767.00     $3,862.00
EQ/Evergreen International Bond               $388.00     $1,196.00     $2,050.00     $4,408.00
EQ/Evergreen Omega                            $380.00     $1,174.00     $2,014.00     $4,340.00
EQ/FI Mid Cap                                 $377.00     $1,165.00     $1,999.00     $4,311.00
EQ/Franklin Income                            $424.00     $1,304.00     $2,227.00     $4,738.00
EQ/Franklin Small Cap Value                   $595.00     $1,794.00     $3,009.00     $6,119.00
EQ/Franklin Templeton Founding Strategy       $430.00     $1,319.00     $2,252.00     $4,785.00
EQ/GAMCO Mergers and Acquisitions             $419.00     $1,289.00     $2,201.00     $4,692.00
EQ/GAMCO Small Company Value                  $387.00     $1,193.00     $2,045.00     $4,398.00
EQ/International Growth                       $416.00     $1,279.00     $2,186.00     $4,664.00
EQ/JPMorgan Core Bond                         $352.00     $1,090.00     $1,876.00     $4,074.00
EQ/JPMorgan Value Opportunities               $370.00     $1,143.00     $1,963.00     $4,242.00
EQ/Legg Mason Value Equity                    $381.00     $1,177.00     $2,019.00     $4,350.00
EQ/Long Term Bond                             $351.00     $1,087.00     $1,871.00     $4,064.00
EQ/Lord Abbett Growth and Income              $386.00     $1,190.00     $2,040.00     $4,388.00
EQ/Lord Abbett Large Cap Core                 $401.00     $1,236.00     $2,116.00     $4,532.00
EQ/Lord Abbett Mid Cap Value                  $382.00     $1,180.00     $2,024.00     $4,359.00
EQ/Marsico Focus                              $393.00     $1,211.00     $2,075.00     $4,456.00
EQ/Money Market                               $339.00     $1,052.00     $1,814.00     $3,954.00
EQ/Montag & Caldwell Growth                   $386.00     $1,190.00     $2,040.00     $4,388.00
EQ/Mutual Shares                              $437.00     $1,341.00     $2,286.00     $4,849.00
EQ/Oppenheimer Global                         $527.00     $1,603.00     $2,707.00     $5,602.00
---------------------------------------------------------------------------------------------------


                                                                    Fee table 15

--------------------------------------------------------------------------------------------
                                          If you annuitize at the end of the applicable time
                                                             period
--------------------------------------------------------------------------------------------
                                          1 year     3 years       5 years       10 years
--------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity     N/A      $2,004.00     $3,138.00     $6,093.00
EQ/Oppenheimer Main Street Small Cap       N/A      $1,989.00     $3,114.00     $6,052.00
EQ/PIMCO Real Return                       N/A      $1,484.00     $2,298.00     $4,563.00
EQ/Short Duration Bond                     N/A      $1,434.00     $2,215.00     $4,404.00
EQ/Small Company Index                     N/A      $1,387.00     $2,138.00     $4,253.00
EQ/T. Rowe Price Growth Stock              N/A      $1,543.00     $2,395.00     $4,748.00
EQ/Templeton Growth                        N/A      $1,749.00     $2,731.00     $5,371.00
EQ/UBS Growth and Income                   N/A      $1,543.00     $2,395.00     $4,748.00
EQ/Van Kampen Comstock                     N/A      $1,518.00     $2,354.00     $4,670.00
EQ/Van Kampen Emerging Markets Equity      N/A      $1,728.00     $2,696.00     $5,308.00
EQ/Van Kampen Mid Cap Growth               N/A      $1,546.00     $2,400.00     $4,758.00
EQ/Van Kampen Real Estate                  N/A      $1,577.00     $2,451.00     $4,853.00
MarketPLUS International Core              N/A      $1,533.00     $2,380.00     $4,719.00
MarketPLUS Large Cap Core                  N/A      $1,490.00     $2,308.00     $4,583.00
MarketPLUS Large Cap Growth                N/A      $1,477.00     $2,288.00     $4,543.00
MarketPLUS Mid Cap Value                   N/A      $1,493.00     $2,313.00     $4,592.00
--------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                         If you surrender or do not surrender your contract at
                                                 the end of the applicable time period
----------------------------------------------------------------------------------------------
                                         1 year      3 years       5 years      10 years
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity  $545.00     $1,654.00     $2,788.00     $5,743.00
EQ/Oppenheimer Main Street Small Cap    $540.00     $1,639.00     $2,764.00     $5,702.00
EQ/PIMCO Real Return                    $367.00     $1,134.00     $1,948.00     $4,213.00
EQ/Short Duration Bond                  $350.00     $1,084.00     $1,865.00     $4,054.00
EQ/Small Company Index                  $334.00     $1,037.00     $1,788.00     $3,903.00
EQ/T. Rowe Price Growth Stock           $387.00     $1,193.00     $2,045.00     $4,398.00
EQ/Templeton Growth                     $457.00     $1,399.00     $2,381.00     $5,021.00
EQ/UBS Growth and Income                $387.00     $1,193.00     $2,045.00     $4,398.00
EQ/Van Kampen Comstock                  $378.00     $1,168.00     $2,004.00     $4,320.00
EQ/Van Kampen Emerging Markets Equity   $450.00     $1,378.00     $2,346.00     $4,958.00
EQ/Van Kampen Mid Cap Growth            $388.00     $1,196.00     $2,050.00     $4,408.00
EQ/Van Kampen Real Estate               $398.00     $1,227.00     $2,101.00     $4,503.00
MarketPLUS International Core           $383.00     $1,183.00     $2,030.00     $4,369.00
MarketPLUS Large Cap Core               $369.00     $1,140.00     $1,958.00     $4,233.00
MarketPLUS Large Cap Growth             $365.00     $1,127.00     $1,938.00     $4,193.00
MarketPLUS Mid Cap Value                $370.00     $1,143.00     $1,963.00     $4,242.00
----------------------------------------------------------------------------------------------



* The EQ/Ariel Appreciation II variable investment option is not available for TSA contracts.


For information on how your contract works under certain hypothetical circumstances, please see Appendix III at the end of this prospectus.

CONDENSED FINANCIAL INFORMATION

Since this contract will be offered for the first time as of the date of this prospectus and we do not currently offer any contracts with daily asset charges of 1.25% out of Separate Account A, there is no applicable condensed financial information as of December 31, 2006.

16 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------
HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." Your initial contribution must be from the transfer of the cash value of an EQUI-VEST(SM) traditional IRA (including QP IRA), Roth IRA, NQ, TSA or EQUI-VEST(SM) Express(SM) contract that you currently own under which withdrawal charges no longer apply. The contract that you purchase must be the same type of contract (for example, a TSA contract to a TSA contract; or a Roth IRA contract to a Roth IRA contract). We require a minimum initial contribution of $50,000 for you to purchase a contract. Any subsequent contributions must also be a transfer of the total cash value of an EQUI-VEST(SM) traditional IRA (including QP IRA), Roth IRA, NQ, TSA or EQUI-VEST(SM) Express(SM) contract that you own to a contract of the same type (under which withdrawal charges no longer apply). Subsequent contributions can be transferred from existing contracts until the annuitant attains age 86. No other contributions are permitted. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

In order to purchase an EQUI-VEST(SM) At Retirement(SM) contract, you must select at least one of the optional benefits available under EQUI-VEST(SM) At Retirement(SM). However, the standard death benefit can only be elected if GMIB is elected.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. Under NQ contracts, the annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Contract    Available for
type        annuitant ages    Source of contributions
-----------------------------------------------------------------------------------------------------------------------------------
NQ          55 through 75*    Transfer from an existing EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) NQ contract
-----------------------------------------------------------------------------------------------------------------------------------
IRA         55 through 75     Transfer from an existing EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) IRA (including QP IRA) contract
-----------------------------------------------------------------------------------------------------------------------------------
Roth IRA    55 through 75     Transfer from an existing EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) Roth IRA contract
-----------------------------------------------------------------------------------------------------------------------------------
TSA         55 through 75     Transfer from an existing EQUI-VEST(SM) TSA contract
-----------------------------------------------------------------------------------------------------------------------------------



* If there are more than 2 owners on the existing EQUI-VEST(SM) contract, a change of owner form must be completed so that there are only 2 owners before the transfer to an EQUI- VEST(SM) At Retirement(SM) contract is requested. Joint owners are available for NQ contracts only.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

                                               Contract features and benefits 17

OWNER AND ANNUITANT REQUIREMENTS

Under all IRA and TSA contracts, the owner and annuitant must be the same individual. Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit the availability of this contract to other non-natural owners. For NQ contracts, we limit ownership to two joint owners. Only natural persons can be joint owners.


For the Spousal protection feature to apply, the spouses must be joint owners. If your EQUI-VEST(SM) NQ contract has a spousal joint owner, upon transfer to the EQUI-VEST(SM) At Retirement(SM) contract such joint owner will automatically become the joint owner under the EQUI-VEST(SM) At Retirement(SM) contract.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Contributions to your EQUI-VEST(SM) At Retirement(SM) contract can only be made through a direct transfer from an EQUI-VEST(SM) traditional IRA (including QP
IRA), Roth IRA, NQ, TSA or EQUI-VEST(SM) Express contract that is also owned by you. The transfers must also be made to a contract of the same type.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options. Certain investment options may not be available in all states. See Appendix IV later in this prospectus for state variations.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

18  Contract features and benefits

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the EQUI-VEST(SM) At Retirement(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors may include fees and expenses; the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

The AXA Allocation portfolios offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation portfolios by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation portfolios than certain other portfolios available to you under your contract. In addition, the AXA Allocation portfolios may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the investment manager or sub-adviser(s), as applicable, for each portfolio.



--------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective
--------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.
--------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.
--------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a
 ALLOCATION                   greater emphasis on current income.
--------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.
--------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,
 ALLOCATION                   with a greater emphasis on capital appreciation.
--------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.
 EQUITY
--------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of a high current income and capital
                              appreciation, consistent with a prudent level of risk.
--------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.
--------------------------------------------------------------------------------------
MULTIMANAGER HIGH YIELD       High total return through a combination of current
                              income and capital appreciation.
--------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.
 EQUITY
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AXA Premier VIP Trust         Investment Manager (or Sub-Adviser(s), as
Portfolio Name                applicable)
--------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     o AXA Equitable
--------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   o AXA Equitable
--------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         o AXA Equitable
 ALLOCATION
--------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       o AXA Equitable
--------------------------------------------------------------------------------------
AXA MODERATE-PLUS             o AXA Equitable
 ALLOCATION
--------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       o AllianceBernstein L.P.
 EQUITY                       o ClearBridge Advisors, LLC
                              o Legg Mason Capital Management, Inc.
                              o Marsico Capital Management, LLC
--------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        o BlackRock Financial Management, Inc.
                              o Pacific Investment Management Company LLC
--------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      o A I M Capital Management, Inc.
                              o RCM Capital Management LLC
                              o Wellington Management Company, LLP
--------------------------------------------------------------------------------------
MULTIMANAGER HIGH YIELD       o Pacific Investment Management Company LLC
                              o Post Advisory Group, LLC
--------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    o AllianceBernstein L.P.
 EQUITY                       o JPMorgan Investment Management Inc.
                              o Marsico Capital Management, LLC
--------------------------------------------------------------------------------------


                                               Contract features and benefits 19

-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                                                 Investment Manager (or Sub-Adviser(s), as
Portfolio Name                 Objective                                              applicable)
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP         Long-term growth of capital.                           o AllianceBernstein L.P.
 CORE EQUITY                                                                          o Janus Capital Management LLC
                                                                                      o Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP         Long-term growth of capital.                           o RCM Capital Management LLC
 GROWTH                                                                               o TCW Investment Management Company
                                                                                      o T. Rowe Price Associates, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP         Long-term growth of capital.                           o AllianceBernstein L.P.
 VALUE                                                                                o Institutional Capital LLC
                                                                                      o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP           Long-term growth of capital.                           o AllianceBernstein L.P.
 GROWTH                                                                               o Franklin Advisers, Inc.
                                                                                      o Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE     Long-term growth of capital.                           o AXA Rosenberg Investment Management LLC
                                                                                      o TCW Investment Management Company
                                                                                      o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP         Long-term growth of capital.                           o Bear Stearns Asset Management Inc.
 GROWTH                                                                               o Eagle Asset Management, Inc.
                                                                                      o Wells Capital Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP         Long-term growth of capital.                           o Franklin Advisory Services, LLC
 VALUE                                                                                o Lazard Asset Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY        Long-term growth of capital.                           o Firsthand Capital Management, Inc.
                                                                                      o RCM Capital Management LLC
                                                                                      o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                     Investment Manager (or Sub-Adviser(s), as
Portfolio Name                 Objective                                              applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN           Seeks to achieve long-term growth of capital.          o AllianceBernstein L.P.
 COMMON STOCK
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN           Seeks to achieve high current income consistent with   o AllianceBernstein L.P.
 INTERMEDIATE GOVERNMENT       relative stability of principal.
 SECURITIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN           Seeks to achieve long-term growth of capital.          o AllianceBernstein L.P.
 INTERNATIONAL
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN LARGE     Seeks to achieve long-term growth of capital.          o AllianceBernstein L.P.
 CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN QUALITY   Seeks to achieve high current income consistent with   o AllianceBernstein L.P.
 BOND                          moderate risk to capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL     Seeks to achieve long-term growth of capital.          o AllianceBernstein L.P.
 CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN VALUE     Seeks capital appreciation.                            o AllianceBernstein L.P.
-----------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s),
Portfolio Name                Objective                                                  as applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II      Seeks long-term capital appreciation.                      o Ariel Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE        Seeks to increase value through bull markets and bear      o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY            markets using strategies that are designed to limit
                              exposure to general equity market risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE      Seeks capital appreciation and secondarily, income.        o BlackRock Investment Management, LLC
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL    Seeks to provide current income and long-term growth of    o BlackRock Investment Management Interna-
 VALUE                        income, accompanied by growth of capital.                    tional Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY     Seeks a combination of growth and income to achieve an     o Boston Advisors, LLC
 INCOME                       above-average and consistent total return.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY           Seeks long-term capital appreciation.                      o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                             o Bridgeway Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH    Seeks long-term growth of capital.                         o Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 RESEARCH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH        Seeks to maximize current income.                          o Caywood-Scholl Capital Management
 YIELD BOND
-----------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE     Seeks long-term growth of capital.                         o Davis Selected Advisers, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX           Seeks a total return before expenses that approximates     o AllianceBernstein L.P.
                              the total return performance of the S&P 500 Index,
                              including reinvestment of dividends, at a risk level
                              consistent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL    Seeks capital growth and current income.                   o Evergreen Investment Management
 BOND                                                                                      Company, LLC
                                                                                         o First International Fund Advisors (dba
                                                                                           "Evergreen International")
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA            Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                           Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                 Seeks long-term growth of capital.                         o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN INCOME            Seeks to maximize income while maintaining prospects       o Franklin Advisers, Inc.
                              for capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN SMALL CAP VALUE   Seeks long-term total return.                              o Franklin Advisory Services, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON         Primarily seeks capital appreciation and secondarily       o AXA Equitable
 FOUNDING STRATEGY            seeks income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND          Seeks to achieve capital appreciation.                     o GAMCO Asset Management Inc.
 ACQUISITIONS
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY        Seeks to maximize capital appreciation.                    o GAMCO Asset Management Inc.
 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH       Seeks to achieve capital appreciation.                     o MFS Investment Management.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND         Seeks to provide a high total return consistent with       o JPMorgan Investment Management Inc.
                              moderate risk to capital and maintenance of liquidity.
-----------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                          Investment Manager (or Sub-Adviser(s),
Portfolio Name                 Objective                                                   as applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                             o JPMorgan Investment Management Inc.
 OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                          o Legg Mason Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation           o BlackRock Financial Management, Inc.
                               through investment in long-maturity debt obligations.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without           o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with reason-      o Lord, Abbett & Co. LLC
 CORE                          able risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                       o Lord, Abbett & Co. LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                          o Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current income, preserve    o The Dreyfus Corporation
-----------------------------------------------------------------------------------------------------------------------------------
                               its assets and maintain liquidity.                          o Montag & Caldwell, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           Seeks to achieve capital appreciation.                      o Franklin Mutual Advisers, LLC
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL SHARES               Seeks capital appreciation, which may occasionally be       o OppenheimerFunds, Inc.
                               short-term, and secondarily, income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL          Seeks capital appreciation.                                 o OppenheimerFunds, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET     Seeks long-term capital appreciation.                       o OppenheimerFunds, Inc.
 OPPORTUNITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET     Seeks capital appreciation.                                 o Pacific Investment Management Company,
 SMALL CAP                                                                                   LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN           Seeks maximum real return consistent with preservation      o BlackRock Financial Management, Inc.
                               of real capital and prudent investment management.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND         Seeks current income with reduced volatility of principal.  o AllianceBernstein L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         Seeks to replicate as closely as possible (before the       o T. Rowe Price Associates, Inc.
                               deduction of portfolio expenses) the total return of the
                               Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH        Seeks to achieve long-term capital appreciation.            o Templeton Global Advisors Limited
 STOCK
-----------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GROWTH            Seeks long-term capital growth.                             o UBS Global Asset Management
-----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       Seeks to achieve total return through capital appreciation    (Americas) Inc.
                               with income as a secondary consideration.                   o Morgan Stanley Investment
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK         Capital growth and income.                                    Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         Seeks long-term capital appreciation.                       o Morgan Stanley Investment
 MARKETS EQUITY                                                                              Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          Capital growth.                                             o Morgan Stanley Investment
 GROWTH                                                                                      Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE      Seeks to provide above average current income and long-     o Morgan Stanley Investment Management,
                               term capital appreciation.                                    Inc.
-----------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s),
Portfolio Name              Objective                                                    as applicable)
-----------------------------------------------------------------------------------------------------------------------------------
MARKETPLUS INTERNATIONAL    Seeks to achieve long-term growth of capital.                o AXA Equitable
 CORE                                                                                    o Mellon Equity Associates LLC
                                                                                         o Wentworth Hauser and Violich, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MARKETPLUS LARGE CAP CORE   Seeks long-term growth of capital with a secondary           o AXA Equitable
                            objective to seek reasonable current income. For purposes    o Institutional Capital Corporation LLC
                            of this Portfolio, the words "reasonable current income"     o Mellon Equity Associates LLC
                            mean moderate income.
-----------------------------------------------------------------------------------------------------------------------------------
MARKETPLUS LARGE CAP        Seeks to provide long-term capital growth.                   o AXA Equitable
 GROWTH                                                                                  o Marsico Capital Management LLC
                                                                                         o Mellon Equity Associates LLC
-----------------------------------------------------------------------------------------------------------------------------------
MARKETPLUS MID CAP VALUE    Seeks long-term capital appreciation.                        o AXA Equitable
                                                                                         o Mellon Equity Associates LLC
                                                                                         o Wellington Management Company LLP
-----------------------------------------------------------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain a copy of the Trust prospectus that does not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 628-6673.


                                               Contract features and benefits 23

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but do not reflect the deduction of any optional benefit charges. See Appendix IV later in this prospectus for state variations.

Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2007 is 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this prospectus for restrictions on transfers to and from the guaranteed interest option.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15 for maturity years ranging from one through ten. Not all of these fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o the rate to maturity is 3%; or

o the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.


YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:


(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2007, the next available maturity date was June 15, 2007 (see "About our fixed maturity options" in "More Information," later in this prospectus). We may change our procedures in the future.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjust-

24  Contract features and benefits
ment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix I at the end of this prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options (subject to availability in certain states--see Appendix IV later in this prospectus for state variations). Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Only one amount may be allocated to any one fixed maturity option. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors' financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The standard death benefit can only be elected with GMIB. Any of the enhanced death benefits can be elected by themselves or with GMIB.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits as described in this section. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any subsequent contributions to the contract;
  less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o your initial contribution and any subsequent contributions to the contract;
  plus

o daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" and the section entitled "Charges and expenses" later in this prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% with respect to the variable investment options (other than EQ/AllianceBernstein Intermediate Government Securities, EQ/Money Market, and EQ/Short Duration Bond); and

o 3% with respect to the EQ/AllianceBernstein Intermediate Government Securities, EQ/Money Market, and EQ/Short Duration Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under TSA (if applicable).


The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday. As noted above, the effective annual roll-up rate is either 3% or 6%, depending on the investment option(s) selected. You should consider the difference in the roll-up rate when you select investment option(s) and investment programs, such as dollar cost averaging.


                                              Contract features and benefits  25

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, AND THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any subsequent contributions),

                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contributions made since the most recent ratchet occurred,

                                      less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or on any later contract date anniversary until age
75. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues this contract, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is the annuitant's age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset; you may not exercise until the tenth contract date anniversary following the date of the reset. See "Guaranteed minimum income benefit option--Exercise rules" below for more information regarding the 10 year waiting period. Please note that resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, although there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" later in this prospectus. Also, owners of IRA and TSA contracts generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options but we will always use the guaranteed purchase factors to determine your periodic payments under the Guaranteed minimum income benefit.

GUARANTEED MINIMUM INCOME BENEFIT OPTION ("GMIB")

The Guaranteed minimum income benefit is available if the annuitant is age 55 through 75 at the time the contract is issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If the annuitant was older than age 60 at the time an IRA or TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.

If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit.

26  Contract features and benefits

The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

-------------------------------------
            Level payments
-------------------------------------
                      Period certain
                           years
    Annuitant's       ---------------
  age at exercise     IRAs        NQ
-------------------------------------
  75 and younger       10         10
        76              9         10
        77              8         10
        78              7         10
        79              7         10
        80              7         10
        81              7         9
        82              7         8
        83              7         7
        84              6         6
        85              5         5
-------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------
When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except, as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:


o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year) or in the first contract year, all contributions received in the first 90 days;

o Upon annuitant reaching age 85.

Please note that if you participate in our RMD automatic withdrawal option, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6% of your Roll-Up benefit base.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under TSA contracts, and assuming there were no allocations to the EQ/AllianceBernstein Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the loan reserve account.

                                              Contract features and benefits  27

--------------------------------------------------------
                              Guaranteed minimum income
      Contract date        benefit -- annual income pay-
 anniversary at exercise           able for life
--------------------------------------------------------
            10                      $11,891
            15                      $18,597
--------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES.

You are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary which follows the annuitant's attainment of age 85;


(iii) for EQUI-VEST(SM) At Retirement(SM) TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an EQUI-VEST(SM) At Retirement(SM) IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(iv) if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the date of the reset. Please note that resetting your Roll-Up benefit base will lengthen the waiting period;


(v) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;

(vi) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

      o If you designate your surviving spouse as successor owner, the guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non- natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" and the section entitled "Charges and expenses" later in this prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal

28  Contract features and benefits
to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions adjusted for any withdrawals. The standard death benefit, available at no additional charge, may be elected only in conjunction with the Guaranteed minimum income benefit. Either one of the enhanced death benefits can be elected by itself or with the Guaranteed minimum income benefit. Once your contract is issued, you may not change or voluntarily terminate your death benefit.


For an additional charge, you may elect one of the enhanced death benefits. If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death adjusted for any subsequent withdrawals, whichever provides the higher amount. See "Payment of death benefit" later in this prospectus for more information.


If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this prospectus for more information.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 55 THROUGH 75 AT ISSUE.

Subject to state availability, you may elect one of the following enhanced death benefits (see Appendix IV later in this prospectus for state availability of these benefits):

o Annual Ratchet to age 85.

o The greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit " in "Accessing your money" later in this prospectus for more information on these guaranteed benefits.

See Appendix II later in this prospectus for an example of how we calculate an enhanced death benefit.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund or reinstate your original EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) contract. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix IV later in this prospectus to find out what applies in your state.


For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract.


If you cancel your EQUI-VEST(SM) At Retirement(SM) contract during the free look period and choose to reinstate your EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) contract, the death benefit under your EQUI-VEST(SM) contract will be restored to its value before the transfer to the EQUI-VEST(SM) At Retirement(SM) contract occurred. Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.


Our processing office, or your financial professional, can provide you with the cancellation instructions.

                                              Contract features and benefits  29

2. Determining your contract's value

--------------------------------------------------------------------------------
YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of optional benefit charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect subsequent contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a TSA contract.

In addition, when we deduct the enhanced death benefit and/or Guaranteed minimum income benefit charges, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix IV later in this prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this prospectus for information on this feature.

30 Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------
TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less.

o We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you already have an amount in a fixed maturity option, you may not add additional amounts to that same option.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the account value being allocated to the guaranteed interest option, based on the account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Dollar Cost Averaging" below in this section) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

                            Transferring your money among investment options  31

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as an investment option with an underlying portfolio of an outside trust with which AXA Equitable has entered a participation agreement (the "unaffiliated trust" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. The unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If the unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option under a dollar cost averaging program.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

For information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" under "Contract features and benefits" earlier in the prospectus.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $2,000, you may choose, at any time, to have amounts transferred from that option to the other variable investment options on a monthly basis. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $50. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. Elec-

32 Transferring your money among investment options tion of either option does not change the general limitation under your contract that no more than 25% of any contribution may be allocated to the guaranteed interest option described above under "Allocating your contributions." If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.


FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers will be made on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.


In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value." Election of the option does not change the general limitation under your contract that no more than 25% of any contribution may be allocated to the guaranteed interest option described above under "Allocating your contributions."

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option into the variable investment options of your choice. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. Election of the option does not change the general limitation under your contract that no more than 25% of any contribution may be allocated to the guaranteed interest option described above under "Allocating your contributions."


WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE


Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. Election of either option does not change the general limitation under your contract that no more than 25% of any contribution may be allocated to the guaranteed interest option described above under "Allocating your contributions." You must tell us:


(a) in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b) how often you want the rebalancing to occur (quarterly, semian nually, or annually).


While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Election of option II is subject to the 25% allocation restriction into the guaranteed interest option described above under "Transferring your account value," in this section. Transfer restrictions out of the guaranteed interest option may apply in accordance with
(a), (b) and (c) under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have
(i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.

For TSA contracts with outstanding loans only, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the Loan Reserve Account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See "Loans under TSA contracts" in "Accessing your money," later in this prospectus.)

                            Transferring your money among investment options  33

4. Accessing your money

--------------------------------------------------------------------------------
WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see "Insufficient account value" in "Determining your contract value" earlier in this prospectus and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

----------------------------------------------------------------
                               Method of withdrawal
                  ----------------------------------------------
                                              Lifetime required
                                                   minimum
  Contract        Partial      Systematic       distribution
----------------------------------------------------------------
NQ                  Yes            Yes                No
----------------------------------------------------------------
IRA                 Yes            Yes               Yes
----------------------------------------------------------------
Roth IRA            Yes            Yes                No
----------------------------------------------------------------
TSA                 Yes            Yes               Yes
----------------------------------------------------------------

PARTIAL WITHDRAWALS


You may take partial withdrawals from your account value at any time. The minimum amount you may withdraw is $300.


SYSTEMATIC WITHDRAWALS

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2. If you own a TSA contract, you may not elect systematic withdrawals if you have a loan outstanding.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(IRA and TSA contracts only -- See "Tax information" later in this prospectus)

We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit, amounts withdrawn from the contract to meet required minimum distributions will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this prospectus.

You may elect this option in the year in which you reach age 70-1/2 or in any later year. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300 or your account value, whichever is less. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For IRA and TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

Under TSA contracts, you may not elect our RMD automatic withdrawal option if a loan is outstanding.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our RMD automatic withdrawal option causes your cumulative withdrawals in the contract year to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).

34  Accessing your money

Owners of IRA and TSA contracts generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset" in "Contract features and benefits" earlier in this prospectus.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to withdrawals from the fixed maturity options.

AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from an IRA or TSA contract, you may use our automatic deposit service.


Under this service we will automatically deposit the required minimum distribution payment from your TSA or IRA contract directly into an existing EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

In general, withdrawals (including required minimum distributions) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

With respect to the Guaranteed minimum income benefit and the greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal (including required minimum distributions) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this prospectus.

LOANS UNDER TSA CONTRACTS

You may take loans from a TSA contract. You should read the terms and conditions on our loan request form carefully before taking out a loan. Your contract contains further details of the loan provision. We will not permit you to take a loan while you are enrolled in our "required minimum distribution (RMD) automatic withdrawal option." We may also restrict the availability of loans if you have not fully repaid the entire outstanding balance of any prior loan.

If you exercise the GMIB option, any outstanding loan amount must be repaid or the loan will be defaulted.

We permit only one loan to be outstanding at any time. When you take a loan we will transfer certain amounts to a loan reserve account.


A loan with respect to an EQUI-VEST(SM) At Retirement(SM) TSA contract, will not be treated as a taxable distribution unless:


o it exceeds limits of federal income tax rules; or

o interest and principal are not paid when due.


Loans under TSA contracts are discussed further in "Tax information" later in this prospectus. The tax consequences of failure to repay a loan when due are substantial and may result in severe restrictions on your ability to borrow amounts. Please see Appendix IV later in this prospectus for any state restrictions you may be subject to if you take a loan from a TSA contract. Also, see "Tax information" later in this prospectus for general rules applicable to loans.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer to a "loan reserve account" an amount equal to the sum of (1) the loan amount, which will earn interest at the "loan reserve account rate" during the loan term and
(2) 10% of the loan amount, which will earn interest at the guaranteed interest rate. You may not make any

                                                        Accessing your money  35
partial withdrawals or transfers among investment options or to another 403(b) arrangement or eligible retirement plan from the loan reserve account until after repayment of the principal amount then due. You may specify on the loan request form from which investment option(s) the loan reserve account will be funded.


The "loan reserve account rate" will equal the loan interest rate minus a maximum rate of 2%.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract value" in "Contract features and benefits" earlier in this prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living.


All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as EQUI-VEST(SM) At Retirement(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize your EQUI-VEST(SM) At Retirement(SM) contract, all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your EQUI-VEST(SM) At Retirement(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your EQUI-VEST(SM) At Retirement(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix IV later in this prospectus for variations that may apply in your state.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this prospectus).


--------------------------------------------------------------------------------
Fixed annuity payout options              Life annuity
                                          Life annuity with period certain
                                          Life annuity with refund certain
                                          Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity                Life annuity
   payout options (as described in        Life annuity with period certain
   a separate prospectus for this
   option)
--------------------------------------------------------------------------------
Income Manager(SM) payout options         Life annuity with period certain
   (available for annuitants age 83       Period certain annuity
   or less at contract issue) (as
   described in a separate prospec-
   tus for this option)
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a differ-

36  Accessing your money
  ent payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(SM) PAYOUT OPTIONS

The Income Manager(SM) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(SM) payout annuity contract. You may request an illustration of the Income Manager(SM) payout annuity contract from your financial professional. Income Manager(SM) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(SM) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(SM) payout options provide guaranteed level payments. The Income Manager(SM) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For TSA contracts, if you want to elect an Income Manager(SM) payout option, we will first roll over amounts in such contract to an IRA contract.

You may choose to apply only part of the account value of your EQUI-VEST(SM) At Retirement(SM) contract to an Income Manager(SM) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your EQUI-VEST(SM) At Retirement(SM) contract. For the tax consequences of withdrawals, see "Tax information" later in this prospectus.

The Income Manager(SM) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the EQUI-VEST(SM) At Retirement(SM) contract date. Except with respect to the Income Manager(SM) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will decrease if you increase the duration or frequency of a non-life contingent annuity or the certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annu-

                                                        Accessing your money  37
ity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(SM) payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.


Please see Appendix IV later in this prospectus for variations that may apply in your state.

38  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------
CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit); and the Guaranteed minimum income benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. A variable immediate annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard minimum death benefit. The daily charge is equivalent to an annual rate of 0.80% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE


There is no annual administrative charge for your EQUI-VEST(SM) At Retirement(SM) contract.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix IV later in this prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, on other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year (please see the definition of "contract date anniversary" under "What is EQUI-VEST(SM) At Retirement(SM)?" on page 1). A market value adjustment will apply to deductions from the fixed maturity options.


                                                        Charges and expenses  39

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this prospectus.


STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix IV later in this prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year (please see the definition of "contract date anniversary" under "What is EQUI-VEST(SM) At Retirement(SM)?" on page 1). A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o Management fees ranging from 0.05% to 1.40%.

o 12b-1 fees of 0.25%.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.


o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


40  Charges and expenses

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under NQ jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. For TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse, who is the sole primary beneficiary, of a deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The successor owner/ annuitant feature is only available under NQ and IRA contracts.

For NQ, TSA and IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules," under "Guaranteed minimum income benefit option," in "Contract features and benefits" earlier in this prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be age 85 or younger as of the date of the non-surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal

                                                    Payment of death benefit  41
your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this prospectus.

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you may elect the Spousal protection option at the time you purchase your contract at no additional charge. Both spouses must be between the ages of 55 and 70 at the time the contract is issued and must each be named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 guaranteed minimum death benefits, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, or, if eligible, continue the contract as the sole owner/annuitant by electing the successor owner/ annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA, TSA and NQ contracts.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA, ROTH IRA AND TSA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value adjusted for any subsequent withdrawals.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA and TSA contracts, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire

42 Payment of death benefit
account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA, Roth IRA, and TSA contracts:

o The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no subsequent contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit or an optional enhanced death benefit, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o Loans will no longer be available for TSA contracts.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no subsequent contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit or an optional enhanced death benefit, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this prospectus.

o Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annu-

                                                    Payment of death benefit  43
  ity account value to equal the applicable death benefit if such death benefit is greater than such account value, adjusted for any subsequent withdrawals.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

44  Payment of death benefit

7. Tax information

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OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(SM) At Retirement(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(SM) At Retirement(SM)'s choice of death benefits, the Guaranteed minimum income benefit, selection of variable investment options, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios that you elect.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding 403(b) plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

GMIB and other annuitization payments that are based on life or life expectancy are considered annuity payments for tax purposes. Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes

                                                             Tax information  45
on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES


The sole way to purchase an EQUI-VEST(SM) At Retirement(SM) NQ contract is through a transfer of funds from the original EQUI-VEST(SM) contract which is the source contract. Normally, exchanges of contracts are taxable events. The transfer will be a tax deferred exchange under Section 1035 of the Internal Revenue Code if:


o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract.

o The owner and the annuitant are the same under the original EQUI-VEST(SM) contract and the EQUI-VEST(SM) At Retirement(SM) NQ contract.


The tax basis, also referred to as your investment in the contract, of the original EQUI-VEST(SM) contract carries over to the EQUI-VEST(SM) At Retirement(SM) NQ contract.

Section 1035 exchanges are generally not available after the death of the owner, or annuitant, as applicable. Partial 1035 exchanges are not available to purchase an EQUI-VEST(SM) At Retirement(SM) contract.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for a prior similar version of the NQ contract. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2";

o scheduled payments, any additional withdrawals under "Withdrawal Option 2", or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken).

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment

46  Tax information
of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).


We have not applied for an opinion letter from the IRS to approve the respective forms of the EQUI-VEST(SM) At Retirement(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. Such IRS approval is a determination only as to the form of the annuity and does not represent a determination of the merits of the annuity as an investment.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


You can cancel any version of the EQUI-VEST(SM) At Retirement(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this prospectus. If you cancel a traditional IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o "regular" contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

This IRA may be funded through direct transfer of funds only and not through regular or rollover contributions.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

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TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, under technical income tax rules; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds.

Certain distributions from IRAs in 2007 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

ROLLOVERS TO ELIGIBLE RETIREMENT PLANS

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for

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

that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "required minimum distribution (RMD) automatic withdrawal option." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note

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

that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method).

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."


The EQUI-VEST(SM) At Retirement(SM) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Generally, individuals may make four different types of contributions to purchase a Roth IRA or as later additions to an existing Roth IRA:

o regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o tax-free rollover contributions from other Roth arrangements; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


This Roth IRA may be funded only through direct transfer of funds and not through regular Roth IRA contributions or rollover contributions. Also, if the funds are originally in a traditional IRA, you must convert to Roth IRA in your original EQUI-VEST(SM) contract before you apply the funds to an EQUI-VEST(SM) At Retirement(SM) contract.


RECHARACTERIZATIONS


Generally, you may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution. Any recharacterization of a Roth IRA contribution to a traditional IRA contribution, if available, must be done in the original EQUI-VEST(SM) Roth IRA contract and not in the EQUI-VEST(SM) At Retirement(SM) contract.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o rollovers from a Roth IRA to another Roth IRA;

o direct transfers from a Roth IRA to another Roth IRA;

o qualified distributions from a Roth IRA; and

o return of excess contributions or amounts recharacterized to a traditional
  IRA.

You may roll over amounts from one Roth IRA to another Roth IRA if you complete the transaction within 60 days of when you receive the funds. This can be accomplished on a completely tax-free basis. How-

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ever, you may make Roth IRA to Roth IRA rollover transactions only once in any
12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you are age 59-1/2 or older; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2007 and the conversion contribution is made in 2008, the conversion contribution is treated as contributed prior to other conversion contributions made in 2008.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004 the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under
Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the

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

Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

CONTRIBUTIONS TO TSAS

Generally, there are three ways you can make contributions to purchase TSAs:

o Employer-remitted contributions to TSAs made through the employer's payroll which are subject to annual limits;

o Direct transfers of funds from another contract or arrangement that meet the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24 ("direct transfer") ; or

o A rollover from another eligible retirement plan.


You can purchase your EQUI-VEST(SM) At Retirement(SM) TSA contract only through a direct transfer of funds.


DISTRIBUTIONS FROM TSAS


GENERAL. Generally, certain amounts may be restricted from withdrawal but these restrictions do not apply after severance from employment with the employer who provided the funds to purchase the contract. The EQUI-VEST(SM) At Retirement(SM) TSA contract is available for purchase only to TSA participants who are no longer employed with the employer who provided the funds for the purchase of the original EQUI-VEST(SM) TSA contract; therefore, restrictions on distributions do not apply to loans, withdrawals or other payments which generally apply to certain amounts in TSAs. Also, if the employer's plan is subject to ERISA, then necessary spousal consents must be secured prior to the purchase of an EQUI-VEST(SM) At Retirement(SM) contract through a direct transfer.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable. EQUI-VEST(SM)At Retirement(SM) is not available if you have made designated Roth contributions to your original EQUI-VEST(SM) contract.


DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. GMIB and other annuitization payments that are based on the annuitant's life or life expectancy are considered annuity payments for tax purposes. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.

Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.


LOANS FROM TSAS. You may take loans from a TSA. However, particularly if you have recently been severed from employment, you may need to consult with your former employer concerning loan balance history in order to take a loan from the EQUI-VEST(SM) At Retirement(SM) TSA contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan, including unpaid interest, is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all o other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. 403(b) plans are included in "all qualified plans of the employer" for this purpose. Also, for the purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan is treated as still outstanding even after the default is reported to the IRS. The amount treated as outstanding (which limits any subsequent loan) includes interest on the unpaid balance.

52  Tax information

o In general, the term of the loan cannot exceed five years unless o the loan is used to acquire the participant's primary residence. EQUI-VEST(SM) At Retirement(SM) TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.


o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.


The amount borrowed with respect to an EQUI-VEST(SM) At Retirement(SM) TSA contract and not repaid may be treated as a distribution if:


o the loan does not qualify under the conditions above; or

o the participant fails to repay the interest or principal when due.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS. You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.

Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

Generally the same as traditional IRA with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:


o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement. (This exception is unlikely to apply as severance from employment from the employer who provided the funds to purchase the original EQUI-VEST(SM) TSA contract is a condition for purchasing the EQUI-VEST(SM) At Retirement(SM) TSA contract.)

o TSA plan participants may also delay the start of required mini mum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it applies only to people who purchase their EQUI-VEST(SM) At Retirement(SM) TSA contract by direct Revenue Ruling 90-24 transfers. The information from your original EQUI-VEST(SM) contract carries over.


SPOUSAL CONSENT RULES


If your original EQUI-VEST(SM) TSA contract is subject to ERISA, your purchase of EQUI-VEST(SM) At Retirement(SM) is subject to prior spousal consent. Your spouse must sign the Conversion Acknowledgement Form. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.


If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments

                                                             Tax information  53
  made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $18,240 in periodic annuity payments in 2007, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at anytime.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a TSA. If a non-periodic distribution from a TSA is not an eligible rollover distribution then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another eligible retirement plan. All distributions from a TSA are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o a death benefit payment to a beneficiary who is not your surviv ing spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

54  Tax information

8. More information

--------------------------------------------------------------------------------
ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests solely in Class IB/B or Class II shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account A;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears in the prospectuses for each Trust which generally accompany this prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained from TOPS or EQAccess or your financial professional.


The rates to maturity for new allocations as of February 15, 2007 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
  Fixed Maturity Options
     With June 15th
    Maturity Date of           Rate to Maturity as of         Price Per $100 of
      Maturity Year              February 15, 2007             Maturity Value
--------------------------------------------------------------------------------
          2007                         3.70%                       $98.81
          2008                         3.75%                       $95.22
          2009                         3.80%                       $91.67
          2010                         3.85%                       $88.17
          2011                         3.90%                       $84.73
          2012                         3.95%                       $81.33
          2013                         4.10%                       $77.53
          2014                         4.15%                       $74.21
          2015                         4.20%                       $70.97
          2016                         4.30%                       $67.50
--------------------------------------------------------------------------------


                                                             More information 55

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix I at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus

56  More information
describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to the separate account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit

                                                            More information  57
value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon the separate account, our ability to meet our obligations under the contracts, or the distributions of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit and/or Guaranteed minimum income benefit ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. Please speak with your financial professional for further information. See Appendix IV later in this prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of IRA or TSA contracts except by surrender to us. Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. Loans are generally available under a TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA or TSA contract to another similar arrangement under federal income tax rules.

DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by AXA Advisors, LLC ("AXA Advisors"). AXA Advisors serves as a principal underwriter of Separate Account A. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable and under common control of AXA Financial, Inc. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Its principal business address is 1290 Avenue of the Americas, New York, NY 10104. AXA Advisors also acts as a distributor for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with AXA Advisors ("Selling broker-dealers"). AXA Advisors is under the common control of AXA Financial, Inc.

AXA Equitable pays compensation to AXA Advisors based on contracts sold.

Sales compensation paid to AXA Advisors will be asset-based and will generally not exceed 0.10% of the account value of the contract on an ongoing annual basis.

AXA Advisors, in turn, may pay a portion of the asset-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. The asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

AXA Advisors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by it or on its behalf. AXA Advisors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(SM) At Retirement(SM) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. AXA Advisors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Advisors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compen-



58 More information
sation enhancements"). Marketing allowances and sales incentives are made out of AXA Advisors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

AXA Advisors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. AXA Advisors or its affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, AXA Advisors or its affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any asset-based compensation paid by AXA Equitable to AXA Advisors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


                                                            More information  59

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2006 (the "Annual Report") is considered to be part of this prospectus because it is incorporated by reference. AXA Equitable intends to send owners account statements and other such legally-required reports. AXA Equitable does not anticipate such reports will include periodic financial statements or information concerning AXA Equitable.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the Market Value Adjustment (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Market Value Adjustment.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on (i) the consolidated financial statements of AllianceBernstein L.P. as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, and the December 31, 2005 financial statement schedule, and (ii) the financial statements of AllianceBernstein Holding L.P. (together "AllianceBernstein", formerly "Alliance") as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. The reports are given on the authority of said firms as experts in auditing and accounting.

KPMG LLP was AllianceBernstein's independent registered public accounting firm as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as AllianceBernstein's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


60  Incorporation of certain documents by reference

Appendix I: Market value adjustment example

--------------------------------------------------------------------------------
The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2007 to a fixed maturity option with a maturity date of June 15, 2015 (eight years later) at a hypothetical rate to maturity of 7.00% (h), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2011.(a)

--------------------------------------------------------------------------------------------------------------
                                                                      Hypothetical assumed rate to maturity(j)
                                                                                 on June 15, 2011
                                                                     -----------------------------------------
                                                                             5%                      9%
--------------------------------------------------------------------------------------------------------------
As of June 15, 2011 before withdrawal
--------------------------------------------------------------------------------------------------------------
(1) market adjusted amount(b)                                            $141,389                $121,737
--------------------------------------------------------------------------------------------------------------
(2) fixed maturity amount(c)                                             $131,104                $131,104
--------------------------------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                                   $ 10,285                $ (9,367)
--------------------------------------------------------------------------------------------------------------
On June 15, 2011 after $50,000 withdrawal
--------------------------------------------------------------------------------------------------------------
(4) portion of market value adjustment associated with the withdrawal:
    (3) x [$50,000/(1)]                                                  $  3,637                $ (3,847)
--------------------------------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal:
    $50,000 - (4)                                                        $ 46,363                $ 53,847
--------------------------------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                                 $ 91,389                $ 71,737
--------------------------------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                                     $ 84,741                $ 77,257
--------------------------------------------------------------------------------------------------------------
(8) maturity value (d)                                                   $111,099                $101,287
--------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a) Number of days from the withdrawal date to the maturity date = D = 1,461

(b) Market adjusted amount is based on the following calculation:

        Maturity value            $171,882
       ----------------   =   ----------------    where j is either 5% or 9%
        (1+j)(D/365)          (1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:

        Maturity value              $171,882
       ----------------   =   -------------------
         (1+h)(D/365)         (1+0.07)(1,461/365)

(d) Maturity value is based on the following calculation:

       Fixed maturity amount        $84,741 or $77,257
       ---------------------   =   --------------------
            (1+h)(D/365)            (1+0.07)(1,461/365)

                                           Appendix I: Market value adjustment
example A-1

Appendix II: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit if elected.
The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/AllianceBernstein Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options, no subsequent contributions, no transfers, no withdrawals and no loans under a TSA contract, the enhanced death benefit for an annuitant age 55 would be calculated as follows:

--------------------------------------------------------------------------------
 End of
contract                    6% Roll-Up to age 85      Annual Ratchet to age 85
  year     Account value   enhanced death benefit      enhanced death benefit
--------------------------------------------------------------------------------
    1      105,000                106,000                     105,000
--------------------------------------------------------------------------------
    2      115,500                112,360                     115,500
--------------------------------------------------------------------------------
    3      129,360                119,102                     129,360
--------------------------------------------------------------------------------
    4      103,488                126,248                     129,360
--------------------------------------------------------------------------------
    5      113,837                133,823                     129,360
--------------------------------------------------------------------------------
    6      127,497                141,852                     129,360
--------------------------------------------------------------------------------
    7      127,497                150,363                     129,360
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.*

* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.

B-1 Appendix II: Enhanced death benefit example

Appendix III: Hypothetical illustrations

--------------------------------------------------------------------------------
   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an EQUI-VEST(SM) At Retirement(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.57)%, 3.43% for the EQUI-VEST(SM) At Retirement(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit and the Guaranteed minimum income benefit features. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the greater of 6% Roll-Up to age 85 and the Annual Ratchet to age 85 Guaranteed minimum death benefit charge and the Guaranteed minimum income benefit charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.38% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                    Appendix III: Hypothetical illustrations C-1

Variable deferred annuity
EQUI-VEST(SM) At Retirement(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Guaranteed minimum income benefit



                                                        Greater of 6% Roll-
                                                        Up to age 85 or the                              Lifetime Annual
                                                         Annual Ratchet to                      Guaranteed Minimum Income Benefit
                                                         age 85 Guaranteed                      ----------------------------------
                                                           Minimum Death                           Guaranteed       Hypothetical
                   Account Value         Cash Value           Benefit       Total Death Benefit      Income            Income
       Contract ------------------- ------------------- ------------------- ------------------- ----------------- ----------------
 Age     Year       0%       6%         0%       6%         0%       6%        0%        6%       0%       6%       0%       6%
-----  -------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     100,000  100,000    100,000  100,000    100,000  100,000    100,000  100,000     N/A      N/A      N/A      N/A
 61        2      96,105  102,105     96,105  102,105    106,000  106,000    108,400  108,400     N/A      N/A      N/A      N/A
 62        3      92,231  104,203     92,231  104,203    112,360  112,360    117,304  117,304     N/A      N/A      N/A      N/A
 63        4      88,372  106,288     88,372  106,288    119,102  119,102    126,742  126,742     N/A      N/A      N/A      N/A
 64        5      84,522  108,356     84,522  108,356    126,248  126,248    136,747  136,747     N/A      N/A      N/A      N/A
 65        6      80,677  110,399     80,677  110,399    133,823  133,823    147,352  147,352     N/A      N/A      N/A      N/A
 66        7      76,831  112,413     76,831  112,413    141,852  141,852    158,593  158,593     N/A      N/A      N/A      N/A
 67        8      72,977  114,389     72,977  114,389    150,363  150,363    170,508  170,508     N/A      N/A      N/A      N/A
 68        9      69,109  116,321     69,109  116,321    159,385  159,385    183,139  183,139     N/A      N/A      N/A      N/A
 69       10      65,221  118,198     65,221  118,198    168,948  168,948    196,527  196,527     N/A      N/A      N/A      N/A
 74       15      45,237  126,447     45,237  126,447    226,090  226,090    276,527  276,527   14,266   14,266   14,266   14,266
 79       20      23,625  131,657     23,625  131,657    302,560  302,560    383,584  383,584   20,393   20,393   20,393   20,393
 84       25           0  131,731          0  131,731          0  404,893          0  493,179   34,821   34,821   34,821   34,821
 89       30           0  138,944          0  138,944          0  429,187          0  517,472     N/A      N/A      N/A      N/A
 94       35           0  150,675          0  150,675          0  429,187          0  517,472     N/A      N/A      N/A      N/A
 95       36           0  153,268          0  153,268          0  429,187          0  517,472     N/A      N/A      N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

C-2 Appendix III: Hypothetical illustrations

Appendix IV: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


The following information is a summary of the states where the EQUI-VEST(SM) At Retirement(SM) contract or certain features and/or benefits are either not available as of the date of this prospectus or vary from the contract's features and benefits as previously described in this prospectus.

STATES WHERE CERTAIN EQUI-VEST(SM) AT RETIREMENT(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



-----------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                           Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Guaranteed minimum death benefit/Guaranteed minimum             Not Available
                income benefit roll-up benefit base reset

                Guaranteed minimum income benefit "no lapse guarantee"          Not Available
-----------------------------------------------------------------------------------------------------------------------------------
MINNESOTA       Guaranteed minimum death benefit/Guaranteed minimum             Not Available
                income benefit roll-up benefit base reset

                Guaranteed minimum income benefit "no lapse guarantee"          Not Available
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK        Converting your EQUI-VEST(SM) contract to an EQUI-VEST(SM)      All references to converting your EQUI-VEST(SM)
                At Retirement(SM) contract                                      contract to EQUI-VEST(SM) At Retirement(SM) is
                                                                                changed to: exchanging your EQUI-VEST(SM) contract
                                                                                for an EQUI-VEST(SM) At Retirement(SM) contract.

                Greater of the 6% Roll-Up to age 85 or the Annual Ratchet       Not Available
                to age 85 enhanced death benefit

                Guaranteed minimum death benefit/Guaranteed minimum             Not Available
                income benefit roll-up benefit base reset

                Guaranteed minimum income benefit "no lapse guarantee"          Not Available

                Deduction of Charges for optional benefits                      With regard to the Guaranteed minimum income
                                                                                benefit charge and the Annual ratchet to age 85
                                                                                enhanced death benefit charge, we will deduct the
                                                                                related charge as follows: we will deduct the
                                                                                charge from your value in the variable investment
                                                                                options on a pro rata basis. If those amounts are
                                                                                insufficient, we will deduct all or a portion of
                                                                                the charge from the fixed maturity options in order
                                                                                of the earliest maturity date(s) first. If the
                                                                                contract is surrendered or annuitized or a death
                                                                                benefit is paid, we will deduct a pro rata portion
                                                                                of the charge for that year. A market value
                                                                                adjustment will apply to deductions from the fixed
                                                                                maturity options.

                                                                                Deductions from the fixed maturity options cannot
                                                                                cause the net interest credited for the contract
                                                                                year to fall below 3.0%.

                Insufficient Account Value                                      If the account value in the variable investment
                                                                                options and the fixed maturity options is
                                                                                insufficient to pay the enhanced death benefit
                                                                                charge and/or the guaranteed minimum income benefit
                                                                                charge, and there is no account value in the
                                                                                guaranteed interest option, the contract will
                                                                                terminate with- out value, and you will lose any
                                                                                applicable benefits.

                Annuity maturity date                                           The maturity date is the contract date anniversary
                                                                                that fol- lows the annuitant's 90th birthday.

                Variable Immediate Annuity Payout Options --                    Not available on a Single life basis.
                Life Annuity Contracts
-----------------------------------------------------------------------------------------------------------------------------------
OREGON          Fixed maturity options                                          Not Available
                Subsequent contributions                                        Subsequent contributions are not permitted.
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix IV: State contract availability and/or variations of certain features and benefits D-1

Statement of additional information

--------------------------------------------------------------------------------
TABLE OF CONTENTS

                                                                          Page

Who is AXA Equitable?                                                       2
Calculating unit values                                                     2
Custodian and independent registered public accounting firm                 2
Distribution of the contracts                                               2
Financial statements                                                        2


How to obtain an EQUI-VEST(SM) At Retirement(SM) Statement of Additional Information for Separate Account A

Send this request form to:
  EQUI-VEST(SM) At Retirement(SM)
  P.O. Box 4956
  Syracuse, NY 13221-4956


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an EQUI-VEST(SM) At Retirement(SM) SAI for Separate Account A dated July 23, 2007.


--------------------------------------------------------------------------------
Name:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------
City                    State       Zip


                                                                           X1611

                                            EQUI-VEST(SM) At Retirement(SM) (NY)